SPA ETF TRUST

POWER OF ATTORNEY

That each of the undersigned officers and trustees of SPA ETF Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), do constitute and appoint Antony Peter Drain as true and lawful attorney and agent, with full power and authority (acting alone and without other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-1A, including any pre-effective amendments and/or any post-effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust’s shares of beneficial interest; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 19th day of December, 2007.

/s/ Christopher Lanza
Christopher Lanza
Chief Financial Officer and Treasurer

/s/ Joseph Stefanelli
Joseph Stefanelli
Trustee

/s/ Robert Tull
Robert Tull
Trustee